UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2015

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As previously disclosed by Cubic Energy, Inc. (the “Company”), a lawsuit was filed on or about June 15, 2010, against the Company and other named defendants (collectively, the “Defendants”) in the 1st Judicial District Court, Caddo Parish, Louisiana, Case No. 541-768-A.  This lawsuit alleged that all or part of the mineral lease granted by Gloria’s Ranch, L.L.C. (“Plaintiff”) on September 17, 2004 has lapsed, and sought a finding that the mineral lease has lapsed, damages, attorney fees, and other equitable relief.  A trial was held in March 2015.

On August  24, 2015, the court ruled in favor of Plaintiff, against the Defendants, solidarily, declaring that the oil, gas and mineral lease granted by Plaintiff expired and is cancelled.  In addition, judgment was rendered in favor of Plaintiff against the Defendants, solidarily, awarding to Plaintiff the following amounts:

1.              $22,806,000.00 for lost leasing opportunity, with legal interest thereon from March 5, 2010;

2.              $242,029.26 for unpaid royalty from the Chesapeake HA RA SAO; Soaring Ridge 15-15-15 Well, with legal interest from the date of production;

3.              $484,058.52 as penalty for failure to pay royalty from the Chesapeake HA RA SAO; Soaring Ridge 15-15-15 Well, with legal interest thereon from the date of the judgment;

4.              $925,603.00 for Plaintiff’s pre-trial attorney’s fees and expert costs with legal interest thereon from the date of the judgment; and

5.              $11,200.00 for attorney’s fees incurred by Plaintiff during trial with legal interest thereon from the date of the judgment.

In addition, all court costs were assessed against Defendants, in solido.

The Company is assessing its alternatives with respect to the judgment including seeking relief through possible appeals based on fact and procedural issues.  The Company has not made a decision regarding its alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2015	CUBIC ENERGY, INC.

	By:	/s/ Jon S. Ross
Jon S. Ross, Executive Vice President and Secretary